UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2019

Financial Gravity Companies, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-144504	20-4057712
(Commission File Number)	(IRS Employer Identification No.)

           800 N. Watters Rd., Suite 150, Allen, Texas 75013

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (469) 342-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Ms. Debbie Buckner, former President, Chief Operating Officer and also a member of the Board of Directors of Financial Gravity Companies, Inc. (the “Company”), tendered her resignation from each of those capacities effective August 21, 2019.

On August 27, 2019, Mr. Gary Nemer was appointed to fill the Board of Directors position left vacant by Ms. Buckner.

Also on August 27th, the Board appointed Jennifer Winters to serve as Corporate Secretary. She will also serve as Executive Vice President. In order for Jennifer Winters to assume the role of Corporate Secretary, Mr. Paul Williams relinquished that role. Mr. Williams will continue to serve the Company as Vice Chairman of the Board, Chief Financial Officer and Treasurer.

Mrs. Winters, age 47, is an accomplished executive, having served as a Co-Founder of Eqis Holdings, Inc. from 2007 to 2017. She also served on their Board of Directors from 2010 to 2017. In addition, she served as Chief Compliance Officer of Eqis Captial Management, Inc. from 2007 to 2015. She also served as their Executive Vice President from 2015 to 2017. Jennifer Winters is the spouse of Scott Winters, the Chief Executive Officer of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Gravity Companies, Inc.
(Registrant)

By:	/s/ Paul Williams
Name: Paul Williams
Title: Vice Chairman/Chief Financial Officer

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